UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   July 18, 2008

ASCENDIA BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

033-25900
(Commission File Number)

Delaware	75-2228820
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619
(Address of Principal Executive Offices)

609-219-0930
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into A Material Definitive Agreement.

On July 18, 2008 Ascendia Brands, Inc. (the “Registrant”) entered into a financial advisory agreement (the “Agreement”) with Houlihan Lokey Howard & Zubin Capital, Inc. (“Houlihan Lokey”).  Pursuant to the Agreement, Houlihan Lokey will act as the Registrant’s exclusive financial adviser in connection with a potential merger, acquisition and/or restructuring involving the Registrant, including a sale of all or substantially all of the Registrant’s assets.  The Agreement is effective as of July 3, 2008.

Upon signing of the Agreement, the Registrant paid Houlihan Lokey an initial non-refundable cash fee of $300,000.  In addition, commencing on August 3, the Registrant will pay Houlihan Lokey a monthly fee of $50,000.   Upon the completion of one or more Sale Transactions (as defined in the Agreement), Houlihan Lokey will receive transaction fees of $700,000 for the first such Sale Transaction and $250,000 for each subsequent Sales Transaction. Should the aggregate gross consideration from all Sales Transactions exceed $60 million, the Registrant will become obligated to pay Houlihan Lokey an incentive fee equal to 3% of the excess up to an aggregate gross consideration of $90 million, and 5% of the excess thereafter.

100 percent of the first three monthly fees and 50 percent of all subsequent monthly fees are creditable against transaction fees. The transaction fee for any single Sale Transaction is capped at 10% of the aggregate gross consideration received in such transaction, but the portion of any fee that is disallowed due to the operation of the cap may be carried forward and applied (subject to the 10% cap) in other transactions.

The foregoing fee arrangements are subject to certain carve-outs and adjustments for sales made pursuant to a credit bid in an auction held under Bankruptcy Court supervision.

In the event of an out-of-court restructuring, or the confirmation of a plan of reorganization under Chapter 11 of the Bankruptcy Code, Houlihan Lokey will receive a fee of $600,000.

The Registrant is also obligated to pay certain out-of-pocket expenses of Houlihan Lokey in performing the engagement, and to indemnify Houlihan Lokey, its affiliates and designated classes of associated persons, against claims arising out of the engagement, except in cases of willful misconduct or gross negligence.

The Agreement may be terminated upon 30 days written notice, subject to an 18-month “tail” period.

The above description does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibit

10.1	Financial Advisory Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  July 23, 2008                                              ASCENDIA BRANDS, INC.

By:	/s/ Steven R. Scheyer
Steven R. Scheyer
Chief Executive Officer